Exhibit (j)(2)

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 54 to Registration Statement No. 2-75677 of Westcore Trust on Form N-1A of our report dated June 28, 2002, appearing in the Annual Report to Stockholders of Westcore Trust for the year ended May 31, 2002.

We also consent to the references to us under the headings "Financial Highlights" in the Prospectus and "Auditors and Financial Statements" in the Statement of Additional Information, which are part of such Registration Statement.

                                        /s/ Deloitte and Touche LLP

                                        Deloitte and Touche LLP

Denver, Colorado
September 23, 2002